INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on Form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, and Registration Statement No. 33-98966 of RTW, Inc. on Form S-8 of our report dated February 5, 1997, incorporated by reference in this Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 27, 1997